EXHIBIT 10.2

                              REVOLVING CREDIT NOTE

$10,000,000.00                                          Worcester, Massachusetts
                                                               December 20, 2000

FOR VALUE RECEIVED, the undersigned, FIBERCORE, INC., a Nevada corporation with its principal place of business at 253 Worcester Road, Charlton, Massachusetts 01507 (the "Borrower") hereby promises to pay to

                               FLEET NATIONAL BANK

a national banking association (the "Bank"), OR ORDER, at its office at 100 Federal Street, Boston, Massachusetts 02110, the principal sum of

              TEN MILLION AND NO/100 DOLLARS ($10,000,000.00)


(or so much as may be outstanding from time to time) with interest on the unpaid principal until paid at the rates and in the manner hereinafter provided in lawful money of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Note computed on the basis of the actual number of days elapsed over a year assumed to have 360 days, provided that interest shall be due for the actual number of days elapsed during each period for which interest is being charged.

The unpaid principal of this Note from time to time outstanding shall bear interest at a rate per annum (the "Note Rate") equal to:

      (a) the Bank's Prime Rate, fully floating (a "Prime Rate Loan"); or

      (b) at the Borrower's election from time to time, one and one-half percent (1.50%) above the Bank's LIBOR Rate (a "LIBOR Rate Loan").

Whenever Tyco International Group S.A. has a long term unsecured credit rating lower than BBB by Standard & Poor's Rating Group or lower than Baa2 by Moody's Investors Service, Inc. or is unrated by Standard & Poor's Rating Group and Moody's Investors Service, Inc. (an "Adverse Credit Rating"), the unpaid principal balance of this Note from time to time outstanding shall bear interest at the following rates per annum (the "Adjusted Note Rate"):

      (a) all Prime Rate Loans shall bear interest per annum at three quarters of one percent (.75%) above the Prime Rate, fully floating; and

      (b) all LIBOR Rate Loans elected by the Borrower during an Adverse Credit Rating shall bear interest per annum at two and one-half percent (2.50%) above the LIBOR Rate.

The term "Prime Rate" shall be that variable per annum rate of interest announced from time to time by the Bank as its Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the Note Rate or Adjusted Note Rate resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind on the effective date of any change in the Prime Rate by the Bank.

The term "LIBOR Rate" means, as applicable to any LIBOR Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such LIBOR Rate Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) Business Days preceding the first day of such LIBOR Rate Loan (the "LIBOR Interest Period"); provided, however, if the rate described above does not appear on the Telerate system on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two
(2) Business Days preceding the first day of such LIBOR Rate Loan as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Rate Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two
(2) Business Days preceding the first day of such LIBOR Rate Loan. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR Rate deposits of the Bank, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D. Each LIBOR Rate Loan shall be in an amount of integral multiples of $100,000.00. The LIBOR Interest Period must be fixed, upon request by the Borrower for a LIBOR Rate Loan, for periods of one (1) month, two (2) months or three (3) months.

The term "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in The Commonwealth of Massachusetts are authorized or required to close under the laws of The Commonwealth of Massachusetts and, if the applicable day relates to a LIBOR Rate Loan or an interest period for a LIBOR Rate Loan, the day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

Interest on the Prime Rate Loans shall be payable monthly in arrears on the last day of each calendar month, the first such installment of interest to be due and payable on December 31, 2000. Interest on LIBOR Rate Loans shall be payable in full at the end of the applicable LIBOR Interest Period. All principal, interest and other indebtedness due hereunder if not sooner paid, shall be due and payable on November 30, 2005 (the "Maturity Date").

The Borrower may prepay Prime Rate Loans in whole or in part without penalty or premium. If the Borrower repays all or any portion of a LIBOR Rate Loan prior to the end of the applicable LIBOR Interest Period, the Borrower shall provide the Bank with three (3) Business Days prior written notice and a fee equal to (a) any funding losses and administrative costs incurred by the Bank, and (b) losses resulting from a reduced rate of return realized by the Bank from reinvestment of the prepaid amounts at a rate less than the Bank would have received on this Note had such prepayment not occurred, shall be immediately due and payable by the Borrower to the Bank.

The Borrower agrees to pay a late charge for payments of interest and principal made ten (10) days after their due date assessed at five percent (5%) of the overdue amount. Such late charge payments are made for the purpose of compensating the Bank for its administrative, costs and expenses in handling late payments and losses in connection therewith. This provision is not intended to provide a grace period for any payment otherwise due and payable and shall not constitute a waiver by the Bank to insist upon the strict performance of any of the Borrower's covenants or agreements with, or obligations to, the Bank or to declare any event of default for any payment not made when it was due and payable.

This Note is issued pursuant to a Loan Agreement by and between the Borrower and the Bank dated as of even date herewith (as amended from time to time, collectively the "Loan Agreement"). No reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as herein provided. An Event of Default under the Loan Agreement shall also constitute an Event of Default hereunder. The occurrence of an Event of Default shall constitute a default (beyond any applicable grace or cure periods) under each of the other obligations of the Borrower to the Bank.

All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default, payments will be applied to the obligations of the Borrower to the Bank as the Bank determines in its sole discretion.

Until the earlier of the Maturity Date or the occurrence of an Event of Default, the Borrower may borrow, repay and reborrow hereunder from time to time, provided that the aggregate principal amount at any time outstanding shall not exceed the face amount of this Note.

Upon the occurrence of an Event of Default (whether or not the Bank has accelerated payment of this Note), or after the Maturity Date or after judgment has been rendered on this Note, the unpaid principal of this Note shall, at the option of the Bank, bear interest at a rate which is four (4%) percent per annum greater than that rate of interest which would otherwise be applicable hereunder (the "Default Rate").

At its option, and at any time, whether immediately or otherwise, upon the occurrence of an Event of Default, the Bank may declare this Note immediately due and payable without further action of any kind including notice, further demand or presentment.

The Borrower and any guarantor hereby grant to the Bank a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrowers), the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrowers and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Note. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS AND ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

The Borrower shall pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with this Note or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an obligation secured by any collateral.

The Borrower and each guarantor, endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Note severally agrees, by making, guaranteeing or endorsing this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note, and consents without notice or further assent (a) to the substitution, exchange, or release of any collateral securing this Note or any part thereof at any time; (b) to the acceptance by the holder or holders at any time of any additional collateral or security or other guarantors of this Note, (c) to the modification or amendment at any time, and from time to time, of this Note, the Agreement, and any instrument securing this Note, at the request of any person liable hereon; (d) to the granting by the holder hereof of any extension of the time for payment of this Note or for the performance of the agreements, covenants, and conditions contained in this Note, the Agreement, or any instrument securing this Note, at the request of any other person liable hereon; and (e) to any and all forbearances and indulgences whatsoever; and such consent shall not alter or diminish the liability of any person.

This Note shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. The Borrower agrees that any suit for the enforcement of this Note may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified herein. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

THE BORROWER AND THE BANK (BY ACCEPTANCE OF THIS NOTICE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER FINANCING INSTRUMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATED HERETO, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE FINANCING INSTRUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN EVIDENCED BY THIS NOTE.

This Note shall be the joint and several obligation of the Borrower and all sureties, guarantors and endorsers, and shall be binding upon them and their respective successors and assigns and each or any of them.

This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

This Note is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note, and no party is relying on any promise, agreement or understanding not set forth in this Note. This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

No portion of the proceeds of this Note shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other security document, the Borrower will issue, in lieu thereof, a replacement Revolving Credit Note or other security document in the same principal amount thereof and otherwise of like tenor.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer as an instrument under seal as of the day and year first above written.

                                    FIBERCORE, INC.

______________________________      By: _________________________________
Witness                                 Its _______________